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                                                                   EXHIBIT 21.01

                         SUBSIDIARIES OF THE REGISTRANT

Domestic                                                         Incorporated
--------                                                         ------------
Nashua International, Inc. (1)                                   Delaware
Nashua Photo Inc. (1)                                            Delaware
Nashua P.R., Inc. (1)                                            Delaware

Foreign                                                          Incorporated
-------                                                          ------------
Nashua FSC Limited (1)                                           Jamaica
Nashua Photo B.V. (2)(3)                                         Netherlands
Nashua Imaging Supplies (UK) Limited (2)(3)                      England

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(1)  All outstanding capital stock held by Nashua Corporation.
(2)  All outstanding capital stock held by Nashua Photo Inc.
(3)  In liquidation.


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NOTE:   Nashua Corporation holds certificates representing 15% of Multitek, S.A.
        de C.V. (Mexico).
        Nashua Corporation owns a 37% interest in Cerion Technologies
        Liquidating Trust.
        Nashua Corporation owns a 45% interest in Labelnet, S.A. de C.V.
        (Mexico).